Exhibit 99.1

CytoSorbents Receives $5M in Non-Dilutive Debt Financing from Bridge Bank and Extends Loan Agreement

Non-dilutive debt capital at market favorable terms strengthens the balance sheet and provides additional working capital to fund key clinical and commercial initiatives

PRINCETON, N.J., December 29, 2022 — CytoSorbents Corporation (NASDAQ: CTSO), a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery using blood purification via its proprietary polymer adsorption technology, announced that it has received $5 million in non-dilutive debt financing under the terms of the Fourth Amendment to its Amended and Restated Loan and Security Agreement with Bridge Bank, which provided for a term loan commitment of up to $15 million in aggregate, available for drawdown in tranches of $5 million each at the discretion of CytoSorbents and subject to certain financial requirements. Separately, on December 29, 2022, the two parties entered into the Fifth Amendment to the Amended and Restated Loan and Security Agreement, extending the drawdown period on the remaining $10 million loan commitment from December 31, 2022 to March 1, 2023, subject to certain requirements.

The initial $5 million tranche of the term loan has no associated financial or other covenants and bears interest at the Index Rate (defined in the Loan Agreement as the greater of 3.25% or the Prime Rate as published by the Wall Street Journal on the last business date of the month immediately preceding the month in which the interest will accrue) plus 1.25%, subject to an interest rate cap of 8.00%. Subject to certain financial requirements, interest-only payments are due until January 1, 2024, followed by equal monthly payments of principal and interest until the maturity of the loan on December 1, 2025.

Kathleen P. Bloch, CPA, MBA, Chief Financial Officer of CytoSorbents, stated, “We believe that debt capital represents an attractive alternative to equity at the current time and that this non-dilutive financing strengthens our balance sheet at favorable terms, providing us with additional capital that we anticipate using for three of our major goals as we enter 2023. The first is to successfully complete our U.S. STAR-T pivotal trial and to file for potential U.S. FDA marketing approval for DrugSorb-ATR™ in the second half of 2023. The second is to support a number of important commercial initiatives and to steer our Company back to product sales growth. The third goal is to ensure tight control of expenses designed to make our cash go farther. Bridge Bank has been an excellent partner for more than six years and we greatly appreciate their continuing confidence and support of our business.”

Bill Wickline, Head of Life Sciences at Bridge Bank, stated, “Over the years of working with CytoSorbents, we have witnessed the significant revenue growth of the Company and the validation of its scalable, high margin business model. We are pleased to contribute to the capital needs of CytoSorbents at this next stage of their evolution and to support their important mission of working to save lives worldwide.”

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in the treatment of life-threatening conditions in the intensive care unit and in cardiac surgery through blood purification. Its lead product, CytoSorb®, is approved in the European Union and distributed in 75 countries worldwide. It is an extracorporeal cytokine adsorber that reduces "cytokine storm" or "cytokine release syndrome" in common critical illnesses that can lead to massive inflammation, organ failure and patient death. In these diseases, the risk of death can be extremely high, and there are few, if any, effective treatments. CytoSorb is also used during and after cardiothoracic surgery to remove inflammatory mediators that can lead to postoperative complications, including multiple organ failure. As of September 30, 2022, more than 186,000 CytoSorb devices have been used cumulatively. CytoSorb was originally launched in the European Union under CE mark as the first cytokine adsorber. Additional CE mark extensions were granted for bilirubin and myoglobin removal in clinical conditions such as liver disease and trauma, respectively, and for ticagrelor and rivaroxaban removal in cardiothoracic surgery procedures. CytoSorb has also received FDA Emergency Use Authorization in the United States for use in adult critically ill COVID-19 patients with impending or confirmed respiratory failure. The DrugSorb™-ATR antithrombotic removal system, based on the same polymer technology as CytoSorb, also received two FDA Breakthrough Device Designations, one for the removal of ticagrelor and another for the removal of the direct oral anticoagulants (DOAC) apixaban and rivaroxaban in a cardiopulmonary bypass circuit during urgent cardiothoracic procedures. The Company is currently conducting the FDA-approved, randomized, controlled STAR-T (Safe and Timely Antithrombotic Removal-Ticagrelor) study of 120 patients at approximately 30 centers in U.S. and Canada to evaluate whether intraoperative use of DrugSorb-ATR can reduce the perioperative risk of bleeding in patients receiving ticagrelor and undergoing cardiothoracic surgery. This pivotal study is intended to support FDA marketing approval in the United States and Health Canada marketing approval for DrugSorb-ATR in this application.

CytoSorbents’ purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption.  Its technologies have received non-dilutive grant, contract, and other funding of approximately $48 million from DARPA, the U.S. Department of Health and Human Services (HHS), the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), the U.S. Army, the U.S. Air Force, U.S. Special Operations Command (SOCOM), Air Force Material Command (USAF/AFMC), and others.  The Company has numerous marketed products and products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and registered trademarks, and multiple patent applications pending, including ECOS-300CY®, CytoSorb-XL™, HemoDefend-RBC™, HemoDefend-BGA™, VetResQ®, K+ontrol™, DrugSorb™, DrugSorb™-ATR, ContrastSorb, and others.  For more information, please visit the Company’s websites at www.cytosorbents.com and www.cytosorb.com or follow us on Facebook and Twitter.

About Bridge Bank

Bridge Bank, a division of Western Alliance Bank, Member FDIC, delivers relationship banking that puts clients at the center of everything. Founded in 2001 in Silicon Valley, Bridge Bank offers a full spectrum of tailored business banking solutions throughout the Bay Area and has specialized expertise, focused on life sciences and technology and innovation companies, at every stage in their life cycle, through its offices in major tech hubs across the country. Bridge Bank also serves the private equity and venture capital communities and provides business escrow services. As part of $65 billion Western Alliance Bancorporation — ranked #1 top-performing large bank with assets greater than $50 billion in 2021 by both American Banker and Bank Director — Bridge Bank has the reach, resources and deep industry knowledge that make a difference for customers. For more information, visit Bridge Bank.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, future targets and outlooks for our business, expectations regarding the future impacts of COVID-19 or the ongoing conflict between Russia and the Ukraine, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 10, 2022, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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CytoSorbents Contact:
Kathleen Bloch
(732) 398-5429
kbloch@cytosorbents.com